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                                                                    EXHIBIT 99.1



                           [INDUS INTERNATIONAL LOGO]


FOR IMMEDIATE RELEASE

CONTACTS:
Media Relations                                      Investor Relations
Indus International, Inc.                            Kalt Rosen & Co.
Gary Frazier, (770) 989-4188                         Pierre Hirsch/Howard Kalt
gary.frazier@indus.com                               415/397-2686


                    INDUS COMPLETES ACQUISITION OF SCT GLOBAL
                  ENERGY AND UTILITIES SOLUTIONS BUSINESS UNIT

                   Advances ActionPoint Management Deployment

ATLANTA, MARCH 6, 2003 - Indus International, Inc. (NASDAQ: IINT), a leading provider of enterprise asset management (EAM) solutions, today announced the completion of the acquisition of the Global Energy and Utilities Solutions
(GEUS) business unit of Systems & Computer Technology Corporation (NASDAQ:
SCTC). GEUS is a leading provider of advanced customer information system (CIS) solutions for energy and utility companies principally in North America. The aggregate purchase price for the acquisition was approximately $37.8 million and is subject to post-closing adjustment based upon closing working capital calculations.

According to Indus CEO Tom Madison, "The completion of this acquisition marks another significant milestone in continuing our vision to deliver breakthrough profit opportunities for customers with our ActionPoint Management solutions. The combination of Indus and GEUS will provide the integration of asset and customer management our customers need to optimize their responsiveness, accuracy and customer satisfaction. For the first time, this solution will be delivered to the utility industry in a form that was specifically designed for that industry. Furthermore, it will further our efforts in developing and enhancing our leading-edge solutions by adding more than $60 million in license, services and maintenance revenue to Indus annually."

Rick Nicholson, Vice President and Director, Energy Information Strategies, META Group, added, "We expect this transaction to be beneficial to both Indus and SCT as well as their utility customers. The product sets and existing customer bases are complementary, and the combined organization will be financially stronger, especially in today's challenging economic climate. Indeed, this fits a pattern of recent vendor consolidations in the energy market."


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                        Indus Completes Acquisition of SCT Business Unit, page 2


According to a current customer of both Indus and GEUS, Lynn Wood, Director of Customer Care, Public Service Company of New Mexico, the combination will offer advantages for customers as well. "I have believed for a long time that there is a link between CIS and EAM, and I see long-term value in the combination," said Wood. "For those utilities that haven't done this, there is a lot of potential."

Indus believes the acquisition will provide it with the opportunity to advance the business toward its intermediate-term goals of 12- to 13-percent annual revenue growth, 60-percent gross margin and a 15-percent pre-tax profit. "We believe that the people, products and services of GEUS give the new Indus the resources and product breadth necessary to move the business toward our strategic and financial targets over the next three to five years," stated Jeff Babka, Indus Chief Financial Officer. "We are working on the integration of the two businesses and developing consolidated operational and financial plans and intend to provide financial guidance for the combined company on our first quarter earnings call, scheduled for May 1, 2003." The company intends to file Form 8-K in connection with the acquisition on March 6, 2003.

ACQUISITION FINANCING

The company financed the acquisition partly through a private placement of its common stock and convertible debt securities. Indus issued approximately 6.8 million shares of its common stock to investors at an aggregate purchase price of approximately $10.3 million and approximately $14.5 million of its 8 percent convertible notes due nine months after issuance. The notes will become convertible into shares of Indus common stock only upon approval of Indus' stockholders, and, once approved, will automatically be converted at the same price per share as the common stock, subject to certain adjustments. Indus financed the remainder of the purchase price for the acquisition with approximately $3 million from cash in currently available funds and the issuance of a $10 million promissory note to SCT that is secured by a mortgage on certain real property acquired in the acquisition. The promissory note has a maturity date of six months from the closing date of March 5, 2003, and accrues interest at the rate of 6 percent per annum, which will be payable on June 1, 2003, and on maturity date. Indus intends to repay the note to SCT prior to maturity with the proceeds of a third-party mortgage on the GEUS real property.


Neither the shares of Indus common stock, the convertible notes, nor the shares of common stock issuable upon the conversion of the convertible notes, have been registered under the Securities Act


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                        Indus Completes Acquisition of SCT Business Unit, page 3


of 1933, as amended, or any state securities laws. Unless so registered, the common stock, the convertible notes and the common stock issuable upon the conversion of the convertible notes may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of the common stock, the convertible notes or the common stock issuable upon conversion of the convertible notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ABOUT INDUS INTERNATIONAL

Indus International provides breakthrough value to its clients by delivering ActionPoint Management, a business improvement program which delivers all the information needed by an end user to make the best decision possible at the point where that decision is made. Indus software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, servicing their customers and billing for services and ensuring regulatory compliance. Indus solutions are used by more than 300,000 end users in more than 40 countries and diverse industries - including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT

This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, the incremental revenues of the GEUS business, the benefits of the combined Indus and GEUS solutions, targeted growth rates in revenue, targeted gross margins, targeted pre-tax operating margins and the Company's business strategy. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, the successful integration of the acquisition of GEUS, including the challenges inherent in diverting the Company's management attention and resources from other strategic matters and from operational matters, the successful rationalization of the GEUS business and products, ability to realize anticipated or any synergies or cost-savings from the acquisition, current market conditions for Indus' and GEUS products and services, Indus' ability to achieve growth in its core product offerings and the combined Indus/GEUS offerings, Indus' ability to achieve projected revenues, gross margin, operating results and earnings, market acceptance and the success of Indus' and GEUS products, the success of the Company's product development strategy, Indus' competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, uncertainty relating to and the management of personnel changes, timely development and introduction of new products, releases and product enhancements, current economic conditions and the timing and extent of a recovery, heightened security and war or terrorist acts in countries of the world that affect the Company's business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2001 Annual Report on Form 10-K and its quarterly report on Form 10-Q for the third fiscal quarter ended September 30, 2002, for a further discussion of these and other risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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